Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We have issued our report dated March 3, 2015 with respect to the consolidated financial statements of DARA BioSciences, Inc. and subsidiaries included in the Annual Report on Form 10-K for the year ended December 31, 2014 of DARA BioSciences, Inc., which is incorporated by reference in this Registration Statement. We consent to the incorporation by reference in the Registration Statement of the aforementioned report.

/s/ HORNE LLP

Ridgeland, Mississippi
March 27, 2015